SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported):           September 14, 2000



                           MERIDIAN DIAGNOSTICS, INC.
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               (Exact Name of Registrant as Specified in Charter)


                                      Ohio
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                 (State or Other Jurisdiction of Incorporation)


          0-14902                                          31-0888197
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   (Commission File Number)                                (IRS Employer
                                                       Identification Number)




                             3471 River Hills Drive
                             Cincinnati, Ohio 45244
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               (Address of Principal Executive Offices) (Zip Code)



       Registrant's telephone number, including area code: (513) 271-3700

Item 5.   Other Events.

     On September 14, 2000 Meridian Diagnostics, Inc., announced it had executed definitive agreements to acquire all of the outstanding capital stock of Viral Antigens, Inc. (VAI) based in Memphis Tennessee. The purchase price includes $9 million in cash and earnout opportunities over the next six years. VAI's current management will remain intact. Viral Antigens, founded in 1982, is one of the country's leading manufacturers of custom and specialty viral reagents for human infectious disease. VAI's highly specialized proprietary know-how gives it the ability to produce bioproteins for new drug and vaccine discovery.

This acquisition is an important element in Meridian's recently announced initiative to expand its capabilities in biotechnology, reagent development, and other services that will aid in the discovery and realization of new pharmaceuticals, vaccines, and diagnostics. More specifically, Viral Antigens will provide the resources necessary to identify, develop and manufacture specific proteins for biotechnology. These specific proteins are essential for the creation of new vaccines, drugs and early detection diagnostics.

John A. Kraeutler, President, stated, "By acquiring Viral Antigens, Meridian is well positioned to expand it's activities in supplying reagent-grade source biologicals, participating in early stage drug and vaccine discovery, and in veterinary diagnostic testing. Through our focused investment in VAI's technological capabilities, Meridian will broaden its opportunities in proteomics and other key growth sectors."

Dr. Preston Dorsett, President of Viral Antigens, stated, " As part of the Meridian team, VAI will accelerate its entry into the biopharmaceutical manufacturing markets by accessing Meridian's global marketing and distribution network. The pharmaceutical industry is under intense pressure to reduce development time and expand quickly into new markets. New opportunities have been created for manufacturers that can comply with CBER regulations and produce pilot scale biopharmaceuticals. VAI has focused on partnering with early-stage biotechnology companies that have strong research capabilities but lack manufacturing experience. Our new facility is specially designed for production and purification of bioproteins using gene-based recombinant technologies, techniques especially important for the biotechnology industry. We are enthusiastic about these new directions and assure our current customers that we will maintain VAI's high level of service and product quality. VAI has been a trusted supplier of complex biological raw materials to the diagnostics industry for the past 18 years and will continue to supply our customers from our facilities in Memphis, TN."

Meridian Diagnostics, Inc. is a fully integrated medical diagnostic company that manufactures, markets and distributes a broad range of innovative diagnostic test kits, purified reagents and related products. Utilizing a variety of technologies, these products provide accuracy, simplicity and speed in the early diagnosis and treatment of common medical conditions, such as gastrointestinal, viral, urinary and respiratory infections. All Meridian products are used outside of the human body and require little or no special equipment. The Company's products are designed to enhance patient well-being while reducing the total outcome costs of healthcare. Meridian has strong market positions in the areas of gastrointestinal infections, serology, parasitology and fungal disease diagnosis. The Company markets its products to hospitals, reference laboratories, research centers and physician offices in more than 60 countries around the world. The Company's shares are traded through Nasdaq National Market, symbol KITS. Meridian Diagnostics' website address is www.meridiandiagnostics.com.

FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 provides a safe harbor from civil litigation for forward-looking statements accompanied by meaningful cautionary statements. These statements identify important factors that could cause actual results to differ materially from those that might be projected. Meridian's continued growth depends, in part, on its ability to introduce into the marketplace enhancements of existing products or new products that incorporate technological advances, meet customer requirements and respond to products developed by the Company's competition. While the Company has introduced approximately 35 internally-developed products since 1991, there can be no assurance that it will be successful in the future in introducing such products on a timely basis. Ongoing consolidations of reference laboratories and formation of multi-hospital alliances may cause adverse changes to pricing and distribution. One of Meridian's main growth strategies is acquisition of companies and product lines. There can be no assurance that additional acquisitions will be consummated or that, if consummated, will be successful and the acquired businesses successfully integrated into Meridian's operations.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                   MERIDIAN DIAGNOSTICS, INC.



Dated: September 14, 2000         By:  /s/ Melissa Lueke
                                       ---------------------------------
                                           Melissa Lueke
                                           Corporate Controller
                                           (Acting Principal Accounting Officer)